Exhibit 10.15

OMNIBUS AMENDMENT TO RESTRICTED STOCK AGREEMENTS

FOR PETER D. AQUINO

This OMNIBUS AMENDMENT TO RESTRICTED STOCK AGREEMENTS (this “Amendment”) is made as of November 1, 2011 (the “Effective Date”) and hereby amends the restricted stock agreements, dated as of (i) October 12, 2010 with respect to 164,500 shares of the Company’s common stock, and (ii) June 30, 2011 with respect to 80,820 shares of the Company’s common stock (the “Restricted Stock Agreements”), issued by Primus Telecommunications Group, Incorporated (the “Company”) to Peter D. Aquino (the “Grantee”) pursuant to the Primus Telecommunications Group, Incorporated Management Compensation Plan, as amended (the “Plan”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Restricted Stock Agreements.

WHEREAS, Section 6 of the Restricted Stock Agreements provides that no dividends will be issued by the Company or received by the Grantee with respect to the Restricted Stock issued thereunder while such nonvested shares are restricted; and

WHEREAS, on November 1, 2011, the Compensation Committee of the Board of Directors authorized the Company to amend to the Restricted Stock Agreements to provide for the receipt of dividends on the Restricted Stock by authorizing that such dividends shall be held in trust or escrow by the Company upon the same terms as the Restricted Stock and shall be issued to the Grantee solely upon the vesting of the Restricted Stock to which such dividends so relate and if such vesting does not occur, such dividends shall be forfeited to the Company on the same terms and conditions as the Restricted Stock as set forth in the Restricted Stock Agreements;

WHEREAS, amendments to the Restricted Stock Agreements require the written consent of the Company and the Grantee.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Restricted Stock Agreements as follows:

1. Amendment. Section 6 of the Restricted Stock Agreements is hereby amended to delete the following language:

“Prior to any forfeiture of the shares of Restricted Stock and while such nonvested shares are restricted, the Grantee shall not be entitled to receive any dividends with respect to any Restricted Stock.”

and to insert the following language in lieu of such deleted language:

“Dividends shall accrue on the Restricted Stock while such nonvested shares are restricted, and shall be treated in the same manner as the Restricted Stock to which such dividend relates in accordance with Sections 4 and 5 of this Award Agreement provided that if dividends are paid in property other than cash the Company shall have the right in its sole discretion to issue the dividends upon vesting in an equivalent amount of cash.”

2. Scope of Amendment. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any other provision of the Restricted Stock Agreements (as amended) in the future.

3. Entire Agreement. Except as set forth above, the Restricted Stock Agreements shall remain in full force and effect, subject to the terms and conditions as set forth therein. This Amendment, together with the Restricted Stock Agreements and the Plan, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Amendment shall affect or be used to interpret, change or restrict, the express terms and provisions of this Amendment.

4. Counterparts. This Amendment may be executed by one or more of counterparts, each of which will be deemed to be an original by the parties executing such counterpart, but all of which will be considered one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the day and year first above written.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ John D. Filipowicz
Name:	John D. Filipowicz
Title:	Acting General Counsel & CAO

/s/ Peter D. Aquino
Grantee: Peter D. Aquino

5663368v.3

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